                                                                     EXHIBIT 4.8


                             STOCK WARRANT AGREEMENT


                       DATED AS OF ________________, 20__

                                       FOR

                              WARRANTS TO PURCHASE

                 [UP TO _________________ SHARES OF COMMON STOCK

                  EXPIRING _____________, _________________ .]

                                     BETWEEN

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                       AND

                                 [             ],

                                AS WARRANT AGENT





                 [ALTERNATIVES REPRESENTED BY BRACKETED OR BLANK
                     SECTIONS HEREIN SHALL BE DETERMINED IN
                    CONFORMITY WITH THE APPLICABLE PROSPECTUS
                           SUPPLEMENT OR SUPPLEMENTS]

                             STOCK WARRANT AGREEMENT

         THIS STOCK WARRANT AGREEMENT, dated as of ________________, between THE GOODYEAR TIRE & RUBBER COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (the "Company"), and __________________, a __________ duly organized and existing under the laws of the State of
______________, as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH

         WHEREAS, the Company proposes to issue warrant certificates evidencing one or more stock warrants (the "Stock Warrants" or, individually a "Stock Warrant") representing the right to purchase shares of the Company's Common Stock, without par value (the "Common Stock"), which may be purchased upon the exercise of Stock Warrants (being hereinafter referred to as the "Shares" and such stock warrant certificates and other stock warrant certificates issued pursuant to this Agreement being herein called the "Stock Warrant Certificates"); and

         WHEREAS, the Company has duly authorized the execution and delivery of this Stock Warrant Agreement to provide for the issuance of Stock Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, transfer, exercise and replacement of the Stock Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Stock Warrant Certificates and the terms and conditions on which they may be issued, exchanged, transferred, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                  ISSUANCE OF STOCK WARRANTS AND EXECUTION AND
                     DELIVERY OF STOCK WARRANT CERTIFICATES

         SECTION 1.1. ISSUANCE OF STOCK WARRANTS. Stock Purchase Warrants may be issued from time to time, together with or separately from shares of Common Stock [or other securities issued by the Company]. Prior to the issuance of any Stock Warrants, there shall be established [by a certificate signed by] [by resolutions adopted by][the Board of Directors of the Company] [a special committee of the Board of Directors of the Company], (the "Board Action") [The following matters, to the extent applicable to the Stock Warrants, shall be addressed in the Board Actions:

         (a) the title and aggregate number of such Stock Warrants; and

         (b) the offering price of such Stock Warrants; and

         (c) the number of shares of Common Stock that may be purchased upon the exercise of such Stock Warrants; and

         (d) the price, at which the shares of Common Stock may be purchased upon the exercise of the Stock Warrants ("Warrant Exercise Price"); and

         (e) the currency or currencies, including currency units, in which the Warrant Exercise Price may be payable; and

         (f) the time or times at which, or period or periods during which, such Stock Warrants may be exercised and the final date on which such Stock Warrants may be exercised (the "Expiration Date"); and

         (g) the terms of any right to redeem such Stock Warrants; and

         (h) whether such Stock Warrants are to be issued with any shares of Common Stock or other securities issued by the Company and, if so, the number of such shares of Common Stock, the numbers or amount of other securities to be issued by the Company ("offered securities"), and the number of Stock Warrants to be issued with each share of Common Stock or units or amount of other securities; and

         (i) the date, if any, after which the Stock Warrants and the related shares of Common Stock or other offered securities, if any, will be separately transferable (the "Detachment Date"); and

         (j) the terms of any right of the Company to accelerate the Stock Warrants upon the occurrence of certain events; and

         (k) any other terms of such Stock Warrants (not inconsistent with the provisions of this Agreement).]

         Stock Warrants shall be designated as set forth in the Stock Warrant Certificate therefor. Each Stock Warrant Certificate shall evidence one or more Stock Warrants. Each Stock Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Share of Common Stock.

         SECTION 1.2. EXECUTION OF STOCK WARRANT CERTIFICATES. (a) Each Stock Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, appropriately completed, and shall be dated as of the date of issuance thereof and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Stock Warrant Certificates may be listed.

         (b) The Stock Warrant Certificates shall be signed in the name of and on behalf of the Company by the Chairman of the Board, any President, any Vice Chairman of the Board, any Executive Vice President, any Senior Vice President or by the Treasurer of the Company and under the corporate seal of the Company attested by the Secretary or any Assistant Secretary of the Company. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Stock Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Stock Warrant Certificates.

         (c) No Stock Warrant Certificate shall be valid or exercisable until it has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature of the Warrant Agent upon any Stock Warrant Certificate issued by the Company shall be conclusive evidence that the Stock Warrant Certificate so countersigned has been duly delivered hereunder.

         (d) In the event that at any time the name of the Warrant Agent shall be changed (including by operation of Section 10.3(e)) and at such time any of the Stock Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in the event that at that time any of the Stock Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Stock Warrant Certificates either in its prior name or in its changed name and in all such events such Stock Warrant Certificates shall have full force and effect as provided in the Stock Warrant Certificates in this Agreement.

         (e) If any authorized officer of the Company who shall have signed any of the Stock Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Stock Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Stock Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Stock Warrant Certificates had not ceased to be an authorized officer of the Company; and any Stock Warrant Certificate may be signed on behalf of the Company by such persons as shall be, at the actual date of the execution of such Stock Warrant Certificate, authorized officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         SECTION 1.3. ISSUANCE OF STOCK WARRANT CERTIFICATES. Stock Warrant Certificates relating to Stock Warrants to purchase Shares (except as provided in Section 3.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Stock Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Stock Warrant Certificates duly executed on behalf of the Company, countersign Stock Warrant Certificates evidencing Stock Warrants representing the right to purchase Shares of Common Stock and shall deliver such Stock Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Stock Warrant Certificates, the Warrant Agent shall countersign a Stock Warrant Certificate only if the Stock Warrant Certificate is issued upon registration of transfer of in exchange or substitution for one or more of the previously countersigned Stock Warrant Certificates, as hereinafter provided. The Stock Warrant

Certificates may be issued in as a global security when duly executed and countersigned as provided in Section 1.2.

         SECTION 1.4. TEMPORARY STOCK WARRANT CERTIFICATE. Pending the preparation of definitive Stock Warrant Certificates, the Company may execute and the Warrant Agent shall countersign and deliver temporary Stock Warrant Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case, in form satisfactory to the Warrant Agent). Temporary Stock Warrant Certificates shall be issuable substantially in the form of the definitive Stock Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Stock Warrant Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Temporary Stock Warrant Certificates may contain such reference to any provision of this Stock Warrant Agreement as may be appropriate. Every temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Stock Warrant Certificates. Without unreasonable delay, the Company shall execute and shall furnish definitive Stock Warrant Certificates and thereupon temporary Stock Warrant Certificates may be surrendered in exchange therefor without charge pursuant to Section 1.5, and the Warrant Agent shall countersign and deliver in exchange for such temporary Stock Warrant Certificates such definitive Stock Warrant Certificates representing in the aggregate a like number of Stock Warrants as will entitle the holder to receive (upon exercise of such definitive Stock Warrant Certificates) Shares in a number equal to that which such holder would have been entitled upon exercise of the temporary Stock Warrant Certificates so surrendered. Until so exchanged, the temporary Stock Warrant Certificates shall be entitled to the same benefits under this Stock Warrant Agreement as definitive Stock Warrant Certificates.

         SECTION 1.5. REGISTRATION OF TRANSFER AND EXCHANGE. (a) The Company shall keep at the office of the Warrant Agent specified in Section 2.3 a register or registers in which, subject to such regulations as it may prescribe, it shall register, and shall register the transfer of, Stock Warrant Certificates as provided in this Section. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

         (b) Upon due presentation for registration of transfer of any Stock Warrant Certificates at the office of the Warrant Agent specified in Section 2.3, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the transferee or transferees a new Stock Warrant Certificate or Stock Warrant Certificates of the same tenor and for a like number of Stock Warrants.

         (c) Any Stock Warrant Certificates may be exchanged for Stock Warrant Certificates representing a like number of Stock Warrants. A Stock Warrant Certificate or Stock Warrant Certificates to be exchanged shall be surrendered at the office of the Warrant Agent specified in Section 2.3, and the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor the Stock Warrant Certificate or Stock Warrant Certificates which the holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         (d) The Company, the Warrant Agent and any other person may deem and treat the registered holder thereof as the absolute owner of any Stock Warrant Certificate (notwithstanding any notation of ownership or other writing thereon), for the purpose of the exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

         (e) All Stock Warrant Certificates presented for registration of transfer or exchange, or on exercise, shall (if so required by the Company or the Warrant Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder or his attorney duly authorized in writing.

         (f) The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Stock Warrant Certificates. No service charge shall be made for any such transaction.

         (g) All Stock Warrant Certificates issued upon any registration of transfer or exchange of Stock Warrant Certificates shall be valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this Stock Warrant Agreement, as the Stock Warrant Certificates surrendered upon such registration or transfer of exchange.

         SECTION 1.6. DEFINITION OF HOLDER. The terms "holder" or "Warrant holder" or other similar term means the person or persons in whose name or names such Stock Warrant Certificate shall then be registered as set forth in the Stock Warrant Register to be maintained by the Stock Warrant Agent pursuant to
Section 1.5 for that purpose or, in the case of Stock Warrants that are issued with shares of Common Stock and cannot then be transferred separately therefrom, [if registered Stock Warrants are issued with shares of Common Stock that are not then detachable - the person or persons in whose name or names the related shares of Common Stock shall be registered as set forth in the security registered for such shares of Common Stock, prior to the Detachment Date.] [If Registered Stock Warrants and Common Stock are issued that are detachable - the Company will, or will cause the security register of the Common Stock to, make available to the Stock Warrant Agent at all times (including after the Detachment Date, in the case of Stock Warrants originally issued with the Common Stock and not subsequently transferred separately therefrom] such information as to holders of Common Stock with Stock Warrants as may be necessary to keep the Warrant Register up to date.

                                    ARTICLE 2

                     STOCK WARRANT EXERCISE PRICE, DURATION
                          AND EXERCISE OF STOCK WARRANT

         SECTION 2.1. STOCK WARRANT EXERCISE PRICE. Each Stock Warrant entitles the holder of the Stock Warrant Certificates therefor to purchase from the Company one fully paid and nonassessable Share at an initial exercise price (the "Exercise Price") [of $__________, payable as hereinafter provided]. The Stock Warrants shall be exercisable from [_______, __ to _______, ___] [during the period or periods] [specified in the Board Action] [in the Stock Warrant Certificates evidencing such Stock Warrant].

         SECTION 2.2. DURATION OF STOCK WARRANTS. The Stock Warrants expire (i) at 5:00 p.m. (New York City time), on ______________, 20__ or (ii) such earlier date as shall be provided in the Stock Warrants (such date of expiration being herein referred to as the "Expiration Date"). Each Stock Warrant not exercised at or before 5:00 p.m. (New York City time) on the Expiration Date shall become void, and all rights of the holder under the Stock Warrant Certificate evidencing such Warrant and under this Agreement shall thereupon cease.

         SECTION 2.3. EXERCISE OF STOCK WARRANTS. (a) During the period specified in, or determined in accordance with, Section 2.2, any whole number of Stock Warrants, if the Stock Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Stock Warrant Certificate and by paying in full, in lawful money of the United States of America by certified check or by bank wire transfer in immediately available funds, the Exercise Price for each Stock Warrant exercised, to the Warrant Agent at its principal corporate trust office, at ____________; provided that such exercise is subject to receipt by the Warrant Agent of the Stock Warrant Certificate with the form of election to purchase Securities set forth on the reverse side of the Stock Warrant Certificate properly completed and duly executed. The date on which payment in full of the Exercise Price is received by the Warrant Agent shall, subject to receipt of the Stock Warrant Certificate as aforesaid, be deemed to be the date on which the Stock Warrant is exercised. The Warrant Agent shall immediately deposit all funds received by it in payment of this Exercise Price in the account of the Company maintained with it for such purpose and shall advise the Company immediately by telephone of the receipt and amount of such funds for the exercise of Stock Warrants. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

         No fractional Shares of Common Stock will be issued upon any surrender of Stock Warrant Certificates.

         (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Stock Warrants exercised in accordance with the terms and conditions of this Agreement and the Stock Warrant Certificates, (ii) the instructions of each holder of the Stock Warrant Certificates evidencing such Stock Warrants with respect to delivery of the Securities to which such holder is entitled upon such exercise and delivery of Stock Warrant Certificates evidencing the balance, if any, of the Stock Warrants remaining after such exercise, and (iii) such other information as the Company shall reasonably request. Such advice may be given by telephone, promptly confirmed in writing.

         (c) As soon as practicable after the exercise of any Stock Warrant or Stock Warrants, the Company shall issue and deliver to or upon the order of the holder of the Stock Warrant Certificate evidencing such Stock Warrant or Stock Warrants, the Shares of Common Stock, fully-paid and nonassessable, to which such holder is entitled, in such name or names as may be directed by such holder, and, if fewer than all the Stock Warrants evidenced by such Stock Warrant Certificate were exercised, a new Stock Warrant Certificate for the number of Stock Warrants remaining unexercised, but in no event will any fractional Share of Common Stock be issued with regard to such Stock Warrant Certificate. No adjustments will be made for any cash dividends on Shares of Common Stock issuable upon the exercise of a Stock Warrant.

         SECTION 2.4. PAYMENT OF TAXES. The Company will pay all stamp and other taxes, if any, to which, under the Laws of the United States of America, this Agreement or the original issuance of the Stock Warrant Certificates may be subject. The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer, exchange or reissue involved in the issue of the Stock Warrant Certificates or the Shares of Common Stock; and, if any such transfer, exchange or reissue is involved, the Company shall not be required to issue or deliver any Stock Warrant Certificates until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                    ARTICLE 3

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                          OF STOCK WARRANT CERTICIATES

         SECTION 3.1. NO RIGHTS AS HOLDER OF SHARES OF COMMON STOCK CONFERRED BY STOCK WARRANTS OR STOCK WARRANT CERTIFICATES. No Stock Warrant Certificate or Stock Warrant shall entitled the holder thereof to any of the rights of a holder of the Shares, including, without limitation, voting, dividend or liquidation rights.

         SECTION 3.2. LOST, STOLEN, DESTROYED OR MUTILATED STOCK WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Stock Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that ownership of such Stock Warrant Certificate has been acquired by a bona fide purchaser for value, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Stock Warrant Certificate, a substitute Stock Warrant Certificate of the same tenor and for a like number of Stock Warrants. Upon the receipt by the Warrant Agent of a sum sufficient to cover any tax or other governmental change that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith, such substitute Stock Warrant Certificate will be delivered. Every substitute Stock Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Stock Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Stock Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Stock Warrant Certificates fully executed and delivered hereunder. The provisions of this Section 3.1 are exclusive with respect to the replacement of lost, stolen, destroyed or mutilated Stock Warrant Certificates and shall preclude (to the extent permitted by law) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed or mutilated securities.

         SECTION 3.3. HOLDER OF STOCK WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any holder of any Stock Warrant Certificate, without the consent of the Warrant Agent, the holder of any Share or Shares of Common Stock [or any other offered security] or the holder of any other Stock Warrant Certificate or the holder of any other security issued by the Company, may in and for such holder's own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of the right to exercise the Stock Warrant or Stock Warrants evidenced by the Stock Warrant Certificate in the manner provided in such holder's Stock Warrant Certificate and in this Agreement.

         SECTION 3.4. MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE. (a) In case any of the following shall occur while any Stock Warrants are outstanding: (i) any reclassification or change of the outstanding shares of Common Stock; or (ii) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock issuable upon exercise of the Stock Warrants); or (iii) any sale, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Stock Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Stock Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, conveyance or lease, as would be received by a holder of the number of Shares of Common Stock issuable upon exercise of such Stock Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease, the Company shall thereupon be relieved of any further obligation hereunder or under the Stock Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Stock Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver shares of its [common stock] [equity securities] in its own name, in fulfillment of its obligations to deliver Common Stock upon exercise of the Stock Warrants. All Stock Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Stock Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Stock Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Stock Warrants thereafter to be issued as may be appropriate.

         (b) The Stock Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.4.

         3.5. TREATMENT OF HOLDERS OF STOCK WARRANT CERTIFICATES. (a) In the event that the Stock Warrants are offered together with, and, prior to the Detachment Date, are not detachable from, offered securities, the Company, the Stock Warrant Agent, and all other persons may, prior to such Detachment Date, treat the holder of the offered security as the holder of the Stock Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Stock Warrants evidenced by such Stock Warrant Certificates, any notice to the contrary notwithstanding. After the Detachment Date and prior to due presentment of any Stock Warrant Certificate for registration or transfer, the Company and the Stock Warrant Agent may treat the registered holder of a Stock Warrant Certificate as the absolute holder thereof for any purpose and as the person entitled to exercise the rights presented by the Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

         (b) In all other cases, the Company and the Stock Warrant Agent may treat the registered holder of a Stock Warrant Certificate as the absolute holder thereof for any purpose and as the person entitled to exercise the rights represented by the Stock Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                    ARTICLE 4

                                  CANCELLATION

         SECTION 4.1. CANCELLATION OF STOCK WARRANT CERTIFICATES. Any Stock Warrant Certificate surrendered for exchange or exercise of the Stock Warrants evidenced thereby shall, if surrendered to the Company, shall be delivered to the Warrant Agent and all Stock Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Stock Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall from time to time destroy the cancelled Stock Warrant Certificates and furnish to the Company a certificate evidencing such destruction.

                                    ARTICLE 5

                              RESERVATION OF SHARES

         SECTION 5.1. RESERVATION OF SHARES FOR ISSUANCE UPON EXERCISE OF WARRANTS. For the purpose of enabling it to satisfy any obligation to issue Shares of Common Stock upon the exercise of Stock Warrants, the Company shall at all times through 5:00 p.m. (New York City time) on the Expiration Date, reserve, and keep available and free from preemptive rights, out of its authorized but unissued capital stock, the number of Shares deliverable upon the exercise of all outstanding Stock Warrants, and the transfer agent(s) for such Shares of Common Stock are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as may be required for such purpose. The Company shall deposit a copy of this Agreement with the transfer agent for the Common Stock. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agents stock certificates issuable upon exercise of outstanding Stock Warrants, and the Company shall supply such transfer agent with duly executed stock certificates for such purpose.

         Before taking any action which would cause an adjustment pursuant to
Article 6, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Shares of Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all Shares issued upon exercise of the Stock Warrants will, upon issuance in accordance with the terms of this Agreement, be fully-paid and nonassessable and free from all preemptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

                                    ARTICLE 6

                                   ADJUSTMENT

         SECTION 6.1. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF STOCK WARRANTS. The Exercise Price, the number of shares purchasable upon the exercise of each Stock Warrant and the number of Stock Warrants outstanding may be subject to adjustment from time to time as set forth in the [Stock Warrants and] [Stock Warrant Certificates].

                                    ARTICLE 7

                      OPTIONAL REDUCTION OF EXERCISE PRICE

         SECTION 7.1. OPTIONAL REDUCTION OF EXERCISE PRICE. The Company may, at any time or from time to time, voluntarily reduce the then current Exercise Price by an amount for such period or periods of time as the Board of Directors of the Company may determine. In each such event, the Company shall prepare a certificate of an officer of the Company stating (i) the election of the Company to reduce the then current Exercise Price in accordance with this Article, (ii) the period in which such reduced Exercise Price will be in effect and (iii) that such election is irrevocable during such period. The Company shall mail a brief summary of the provisions of such certificate at least 15 days prior to the date fixed for the commencement of any period in which the reduced Exercise Price will be in effect to the Warrant Agent at the address provided in Section 11.3 hereof and to each registered holder of Stock Warrant Certificates at such Stock Warrant holder's address appearing on the Stock Warrant register. Failure on the part of the holders of Stock Warrant Certificates to receive such notice by mail, or any defect therein, will not affect the validity of the reduction of the then current Exercise Price during such period. During such period, any adjustment in the Exercise Price pursuant to Article 6 hereof will be made to the reduced Exercise Price as provided by this Article in the manner specified in Article 6. After the termination of such period, the Exercise Price shall be such Exercise Price which would have been in effect, as adjusted pursuant to provisions of Article 6, had there been no reduction in the Exercise Price pursuant to the provisions of this Article. No reduction of the then current Exercise Price pursuant to the provisions of this Article will be deemed, for the purposes of Article 6 hereof, to alter or adjust the Exercise Price.

                                    ARTICLE 8

                 FRACTIONAL STOCK WARRANTS AND FRACTIONAL SHARES

         SECTION 8.1. FRACTIONAL STOCK WARRANTS. The Company shall not be required to issue fractions of Stock Warrants on any distribution of Stock Warrants to holders of Stock Warrant Certificates or to distribute Stock Warrant Certificates which evidence fractional Stock Warrants. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which such a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the "current market price", as defined in the Stock Warrants, of a whole Stock Warrant.

         SECTION 8.2. FRACTIONAL SHARES. Notwithstanding an adjustment in the number of Shares purchasable upon the exercise of a Stock Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Stock Warrants or to distribute certificates which evidence fractional Shares. The registered holders of Stock Warrant Certificates at the time such Stock Warrants are exercised as herein provided may elect (i) to receive an amount in cash equal to the same fraction of the "current market price", as defined in the Stock Warrants, of a whole Share or (ii) to have the cash payment credited against the Exercise Price of Shares to be received upon exercise of whole Stock Warrants. Such election shall be made on the form provided for such purpose by the Company.

                                    ARTICLE 9

                         NOTICE TO STOCK WARRANT HOLDERS

         SECTION 9.1. NOTICES TO STOCK WARRANT HOLDERS. Upon adjustment of the Exercise Price pursuant to Article 6, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Stock Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and setting forth the number of Shares purchasable upon exercise of a Stock Warrant after such adjustment in the Exercise Price, which certificate is conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Stock Warrant Certificates, at such Stock Warrant holder's address appearing on the Stock Warrant register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article.

         If:

         1. The Company authorizes the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase stock of the Company or of any other subscription rights or warrants; or

         2. The Company authorizes the distribution to all holders of Common Stock of evidences of its indebtedness or assets (excluding such dividends or distributions as to not, under the terms of the Stock Warrants, give rise to an adjustment of the Exercise Price); or

         3. There is any consolidation, share exchange or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of substantially all of the properties and assets of the Company, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from any par value to no par value, or from no par value to a par value, or as a result of a subdivision or combination); or

         4. There is a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         5. The Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Article 6;

then Company shall file with the Warrant Agent and give to the registered holder of a Stock Warrant Certificate at such Stock Warrant holder's address appearing on the Stock Warrant register, at least 20 calendar days (unless a shorter period is set forth in the Stock Warrants) prior to the applicable record date hereinafter specified in (i) or (ii) below, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, share, exchange, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Failure to give the notice required by this Article or any defect therein will not affect the legality or validity of any distribution, right, warrant, consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

         Nothing in this Agreement or in any Stock Warrant Certificate may be construed as conferring upon the holder thereof the right to (i) vote or consent in respect of, or to receive notice as a shareholder in respect of, meetings of shareholders, the election of directors of the Company or any other matter, or
(ii) assert or exercise any rights whatsoever as a shareholder of the Company.

                                   ARTICLE 10

                          CONCERNING THE WARRANT AGENT

         SECTION 10.1. WARRANT AGENT. The Company hereby appoints
_______________ as Warrant Agent of the Company in respect of the Stock Warrants and the Stock Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Stock

Warrant Certificates. ____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Stock Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All the terms and provisions with respect to such powers and authority contained in the Stock Warrant Certificates are subject to and governed by the terms and provisions of this Agreement.

         SECTION 10.2. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the holders from time to time of the Stock Warrant Certificates shall be subject:

         (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

         (b) Agent for the Company. In acting under this Stock Warrant Agreement and in connection with the Stock Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Stock Warrant Certificates.

         (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or suffered by it in reliance upon any Stock Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (d) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Stock Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

         (e) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Stock Warrant Certificates.

         (f) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Stock Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

         (g) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Stock Warrant Certificates specifically set forth. No implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Stock Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of sale of the Stock Warrant Certificates or the proceeds received upon exercise of the Stock Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Stock Warrant Certificates. The Warrant Agent shall have no duty or responsibility in the case of the receipt of any written demand from a holder of a Stock Warrant Certificate with respect to any actual or alleged default by the Company under the Stock Warrant Certificates, including without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 11.2, to make any demand upon the Company.

         SECTION 10.3. RESIGNATION AND APPOINTMENT OF SUCCESSOR. (a) The Company agrees, for the benefit of the holders from time to time of the Stock Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Stock Warrant Certificates are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than three months after the date on which such notice is given, unless the Company agrees in writing to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust Company organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 10.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

         (c) In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superceded shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.1. AMENDMENT. This Agreement may be amended or supplemented by the parties hereto, without the consent of the holder of any Stock Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable.

         SECTION 11.2. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Stock Warrant Certificate pursuant to the provisions of the Stock Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 11.3. ADDRESSES. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to the [ ] of the Warrant Agent which office, at the date hereof, is located at _______________, Attention: _____________, and any communications from the Warrant Agent to the Company with respect to this Agreement, shall be addressed to The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Treasurer; (or to such other address as shall be specified in writing by the Warrant Agent or by the Company, respectively).

         SECTION 11.4. NEW YORK LAW TO GOVERN. This Agreement and each Stock Warrant Certificate shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

         SECTION 11.5. DELIVERY OF PROSPECTUS. To the extent required by law, the Company will furnish to the Warrant Agent sufficient copies of a prospectus and any necessary prospectus supplement relating to the Stock Warrants (and the Stock Warrant Certificates) and Shares of Common Stock deliverable upon exercise of Stock Warrant Certificates (collectively the "Prospectus") and the Warrant Agent agrees that upon the exercise of any Stock Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Warrant Stock Certificates and with the delivery of the Shares issued upon such exercise, a Prospectus.

         SECTION 11.6. OBTAINING GOVERNMENTAL APPROVALS; STOCK EXCHANGE LISTINGS; REGISTRATION OF SHARES. The Company will from time to time take all action which may be necessary (i) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the exercise of the Stock Warrants, the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Stock Warrants or upon the expiration of the period during which the Stock Warrants are exercisable; provided, however, if any such permits, consents, approvals or documents are not so obtained or effective, the Company shall immediately notify the Warrant Agent; (ii) immediately upon the issuance of Warrants to purchase shares of Common Stock, to have such shares of Common Stock listed on the New York Stock Exchange and/or on the other United States securities exchange or exchanges on which the Common Stock is listed; and (iii) immediately upon any adjustment in the number of shares purchasable upon exercise of Warrants to purchase Common Stock, take such action, if any, as may be necessary to register such Shares of Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         SECTION 11.7. PERSONS HAVING RIGHTS UNDER STOCK WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Stock Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and holders of the Stock Warrant Certificates.

         SECTION 11.8. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 11.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 11.10. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Stock Warrant Certificate.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                             THE GOODYEAR TIRE & RUBBER COMPANY

                             By:
                                -----------------------------------------------
                             Title:
                                   --------------------------------------------
(Corporate Seal)

Attest:

-----------------------------

Title:
      -----------------------

                                      [Warrant Agent]

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

[Corporate Seal]

Attest:

-----------------------------

Title:
      -----------------------

                                                                       EXHIBIT A


                       (Form of Stock Warrant Certificate)

                       VALID ONLY IF COUNTERSIGNED BY THE
                     STOCK WARRANT AGENT AS PROVIDED HEREIN


NO. W-___

                     STOCK WARRANT CERTIFICATE REPRESENTING
                                 STOCK WARRANTS
                                       OF
                       THE GOODYEAR TIRE & RUBBER COMPANY
                               AS DESCRIBED HEREIN

                    VOID AFTER 5:00 P.M. (NEW YORK CITY TIME)
                   ON ______________, 20__ UNLES SUCH DATE IS
                           ACCELERATED BY THE COMPANY
                               AS PROVIDED HEREIN

         This certifies that (name of registered holder) is the owner of the above indicted number of Stock Warrants ("Stock Warrants"), of The Goodyear Tire & Rubber Company (the "Company"), a corporation duly organized and existing under the laws of the State of Ohio, on the following basis: each Stock Warrant evidenced hereby entitles the holder hereof to purchase from the Company [one] fully-paid and nonassessable share of common stock, without par value, of the Company (a "Share") payable as hereinafter provided. The registered owner may exercise all or any part of the Stock Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America by certified check or bank wire transfer in immediately available funds, the exercise price (the "Exercise Price") of [$______] for each Stock Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Stock Warrant Certificate, with the form of election to purchase on the back hereof properly completed and duly executed, at the principal corporate trust office of [_______________] or its successor as Warrant Agent (the "Warrant Agent") (on the date hereof at the address specified on the reverse hereof), and upon compliance with and subject to the conditions set forth herein and in the Stock Warrant Agreement (as hereinafter defined).

         This Stock Warrant Certificate may be exercised, in whole or in part, to purchase the Shares of Common Stock. Upon any partial exercise of this Stock Warrant Certificate there shall be issued to the holder hereof a new Stock Warrant Certificate with respect to the number of Stock Warrants as to which this Stock Warrant Certificate was not exercised. No adjustments shall be made for any cash dividends on any Shares of Common Stock issuable upon exercise of this Stock Warrant.

         This Stock Warrant Certificate is issued under and in accordance with the Stock Warrant Agreement dated as of [____________, 20___] (the "Stock Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Stock Warrant Agreement, to all of which terms and provisions the holder of this Stock Warrant Certificate consents by acceptance hereof. Copies of the Stock Warrant Agreement are on file at the above mentioned office of the Warrant Agent. The Stock Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Stock Warrants.

         No Stock Warrant may be exercised after the close of business on (i) ___________, 20__ or (ii) [ ] (such date of expiration, or such earlier date, is hereafter referred to as the "Expiration Date"). After 5:00 p.m. (New York City
time) on the Expiration Date, the Stock Warrants will become in all respects wholly void and of no value.

         The Exercise Price is subject to adjustment as set forth below:

                    [insert applicable adjustment provisions]

         If the Exercise Price is adjusted, at the election of the Company, either (i) the number of Shares of Common Stock purchasable upon the exercise of each Stock Warrant shall be adjusted or (ii) each outstanding Stock Warrant shall be adjusted to become a different number of Stock Warrants. In the latter event, the Company shall cause to be distributed to registered holders of Stock Warrant Certificates either Stock Warrant Certificates representing the additional Stock Warrants issuable pursuant to the adjustment or substitute Stock Warrant Certificates to replace all outstanding Stock Warrant Certificates.

         In the event of an adjustment in Exercise Price, the Company shall mail a notice to each registered holder of Stock Warrant Certificates of the adjustment in Exercise Price.

         The Company shall not be required to issue fractional Stock Warrants or fractional Shares of Common Stock upon the exercise of Stock Warrants or any certificates which evidence fractional Stock Warrants or fractional Shares of Common Stock. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the current market price (as defined below) of a whole Stock Warrant. In lieu of such fractional Shares, the registered holders of the Stock Warrant Certificates with regard to which such fractional Shares would otherwise be issuable may elect, at the time of the exercise of the Stock Warrants, (i) to receive an amount in cash equal to the same fraction of the current market price (as defined below) of a full Share of Common Stock or (ii) to credit such cash payment against the Exercise Price of Shares to be received upon exercise of
whole Stock Warrants. As used herein, "current market price" means [       ].

         The Company, the Warrant Agent and any other person may deem and treat the registered holder hereof as the absolute owner of this Stock Warrant Certificate (notwithstanding any notation of ownership or other writing hereon), for the purpose of the exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

         After countersignature by the Warrant Agent and prior to the expiration of this Stock Warrant Certificate, this Stock Warrant Certificate may be transferred or exchanged at the principal corporate trust office of the Warrant Agent for Stock Warrant Certificates representing in the aggregate a like number of Stock Warrants.

         This Stock Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Common Stock, including, without limitation, the right to receive any dividends or other distributions on or to vote the Shares of Common Stock, or to enforce any rights of a holder of the Shares of Common Stock, that may be acquired upon the exercise of this Stock Warrant Certificate. This Stock Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         Dated as of ____________, 20__


                                  THE GOODYEAR TIRE & RUBBER COMPANY


                                  By:
                                     ------------------------------------------

                                  Title:
                                       ----------------------------------------

(Corporate Seal)

Attest:

-------------------------------

Title:
      -------------------------

Countersigned:
         As Warrant Agent

By:
   ----------------------------
      Authorized Signature

                  (Instructions for Exercise of Stock Warrants)

         To exercise the Stock Warrants represented hereby, the Stock Warrant holder shall pay in full, by certified check or by bank wire transfer in immediately available funds, the Exercise Price for the Stock Warrants exercised to the Warrant Agent with instructions specifying the name and address of the Stock Warrant holder. In addition, the Stock Warrant holder should complete the information required below and mail this Stock Warrant Certificate by registered mail or deliver this Stock Warrant Certificate by hand to the Stock Warrant Agent at the address set forth below. This Stock Warrant Certificate, properly completed and duly executed, must be received by the Warrant Agent before any Shares of Common Stock subject hereto will be issued.

                         (Form of Election to Purchase)

                 (To be executed upon exercise of Stock Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by the within Stock Warrant Certificate, to purchase _____ Shares of the Common Stock, without par value, (the "Shares") of The Goodyear Tire & Rubber Company and represents that the undersigned has tendered payment for the Shares by certified check or by bank wire transfer in immediately available funds to the Stock Warrant Agent in the amount of $________ in accordance with the terms hereof. The undersigned requests that the certificates representing the Shares be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Stock Warrant Certificate representing Stock Warrants for the right to purchase the remaining balance of the Shares evidenced hereby be registered, issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:

                                        Name:
                                             -----------------------------------

                                        Address:
-----------------------------------             --------------------------------
(Insert Social Security or Taxpayer
         Identification Number)
                                        ----------------------------------------

                                        Signature
                                                 -------------------------------
                                                 (Must conform exactly to
                                                 Name of registered owner of
                                                 the Stock Warrant Certificate)

This Stock Warrant may be exercised at the following address:

         By hand at
                    -----------------------------------------------

         By mail to
                   ------------------------------------------------

         Attention:
                   ----------------------------------

            Instructions as to form and delivery of Shares and/or
        Stock Warrant Certificates (if other than as indicated above)

                              (Form of Assignment)

                    (To be executed by the registered holder
                      in order to transfer Stock Warrants)

  For Value Received, the undersigned hereby sells, assigns and transfers unto



------------------------------
(Please insert Social Security
or Taxpayer Identification
Number of Assignee)


_______________________________________________________________________________
            (Please print or typewrite name and address of Assignee)



         Stock Warrants represented by this Stock Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, Attorney-in-Fact, to transfer such Stock Warrants on the books of the Issuer, with full power and substitution in the premises.

                                   Name:
                                        ---------------------------------------
                                                     (Please Print)

                                   Address
                                          -------------------------------------

                                   Signature
                                            -----------------------------------
                                                     (Must conform exactly
                                                     to name of registered
                                                             owner)

                                                     (signature guarantee)